Exhibit 10.45.6

                                                              Loan No. ML0976T1A

                    AMENDED AND RESTATED PROMISSORY NOTE AND
                      MULTIPLE ADVANCE TERM LOAN SUPPLEMENT

     THIS AMENDED AND RESTATED PROMISSORY NOTE AND SUPPLEMENT (this "Promissory Note and Supplement") to the Master Loan Agreement (the "MLA") dated as of December 27, 2002, is entered into as of June 5, 2007 between CHUGACH ELECTRIC ASSOCIATION, INC., Anchorage, Alaska, an Alaska electric cooperative (the "Company") and CoBANK, ACB, a federally chartered instrumentality of the United States ("CoBank").

                                   BACKGROUND

     The Company and CoBank are parties to a Promissory Note and Consolidating Term Loan Supplement No. 000976T1 dated as of December 27, 2002 in the original principal amount of $65,000,000.00 (as amended, the "Existing Promissory Note and Supplement"). The Company and CoBank now desire to amend and restate the Existing Promissory Note and Supplement. The execution of this Promissory Note and Supplement shall not constitute a novation of the indebtedness outstanding under the Existing Promissory Note and Supplement. For valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and CoBank hereby agree that the Existing Promissory Note and Supplement shall be amended and restated in its entirety to read as follows:

     SECTION 1. The Term Loan Commitment. As of the date hereof, CoBank's obligation to extend credit to the Company has expired and the unpaid principal balance of the Loans is $45,445,116.00.

     SECTION 2. Purpose. The purpose of the Commitment was and remains to refinance the outstanding installments of principal due under the Existing Promissory Note and Supplement.

     SECTION 3. Term. INTENTIONALLY OMITTED.

     SECTION 4. Availability. INTENTIONALLY OMITTED.

     SECTION 5. Interest. The Company agrees to pay interest on the unpaid balance of the Loan(s) in accordance with one or more of the following interest rate options, as selected by the Company:

     (A) Weekly Quoted Variable Rate. At a rate per annum equal at all times to the rate of interest established by CoBank on the first Business Day of each week. The rate established by CoBank may not exceed the CoBank Base Rate (as hereinafter defined) on that day plus 1/4 of 1% and shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request. For purposes hereof, the CoBank Base Rate shall mean the rate of interest established by CoBank from time to time as its CoBank Base Rate, which Rate is intended by CoBank to be a reference rate and not its lowest rate. The CoBank Base Rate will change on the date established by CoBank as the effective date of any change therein.

     (B) Quoted Rate Option. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, balances of $100,000.00 or more may be fixed for such

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                                                                             -2-

Amended and Restated Promissory Note and
Multiple Advance Term Loan Supplement ML0976T1A
CHUGACH ELECTRIC ASSOCIATION, INC.
Anchorage, Alaska

periods, as may be agreeable to CoBank in its sole discretion in each instance. Notwithstanding the foregoing, amounts subject to the Fixed Rate Option on the date hereof (a list of which is attached hereto as Exhibit A and hereby incorporated by reference) shall continue to be subject to such rates for the remaining fixed rate period(s) specified in Exhibit A, but shall otherwise be subject to the terms hereof.

The Company may, on any Business Day, elect to convert any portion of the Loans bearing interest at the Weekly Quoted Variable Rate to the Fixed Rate Option. In addition, on the last day of each fixed rate period, the Company may, subject to the terms hereof, elect to fix the rate for an additional period or convert the balance to the Variable Rate Option. In the absence of any such election, interest shall automatically accrue on such balance at (and the Company shall be deemed to have elected to convert such balance to) the Variable Rate Option. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 noon Company's local time on the applicable Business Day. Until the principal is completely repaid, interest on the unpaid principal balance of the Loans shall be payable monthly in arrears by the 20th day of the following month. Interest shall be calculated on the actual number of days the Loans are outstanding on the basis of a year consisting of 360 days. In calculating interest, the date each installment of principal is paid shall, if received before 3:00 p.m. Mountain time, be excluded.

     SECTION 6. Fees. INTENTIONALLY OMITTED.

     SECTION 7. Promissory Note. The Company promises to repay the unpaid principal balance of the Loans in accordance with the repayment schedule(s) for each Loan shown on Exhibit A attached hereto. If any installment due date is not a Business Day, then such installment shall be due and payable on the next Business Day. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the Loans at the times and in accordance with the provisions set forth above.

     SECTION 8. Prepayment. Subject to the broken funding surcharge provision of the MLA, the Company may (identifying each Loan to be prepaid, and where more than one Loan is to be prepaid, the amount of prepayment with respect to each such Loan) prepay all or any portion of the Loan(s). Unless otherwise agreed, all prepayments will be applied to principal installments on that Loan in the inverse order of their maturity and to such balances, fixed or variable on that Loan, as CoBank shall specify.

     SECTION 9. Security. The Company's obligations hereunder and, to the extent related hereto, the MLA, shall be unsecured except to the extent otherwise provided in the MLA.

     IN WITNESS WHEREOF, the parties have caused this Promissory Note and Supplement to the MLA to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB                                 CHUGACH ELECTRIC ASSOCIATION, INC.

By:    /s/ Pat Schultz                       By: /s/ Michael R. Cunningham
       -----------------------------            --------------------------------
Title: Assistant Corporate Secretary        Title: chief Financial Officer